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                                                                     EXHIBIT 23b




               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



SOUTHSIDE BANCSHARES CORP.
EMPLOYEE STOCK OWNERSHIP PLAN
WITH 401 (k) PROVISIONS
ST. LOUIS, MISSOURI




We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File Number 33-00579) of our report dated May 24, 2000, relating to the financial statements of Southside Bancshares Corp. Employee Stock Ownership Plan with 401 (k) Provisions appearing in the Plan's Annual Report on Form 11-K for the years ended December 31, 1999 and 1998.





                                                   /s/ Hopkins & Howard
                                            -----------------------------------
St. Louis, Missouri
June 27, 2000